UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2013

National Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

120 Broadway, 27th Floor, New York, NY		10271
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-8000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 25, 2013, National Holding Corporation (the "Company") filed a Current Report on Form 8-K (the “Original Report”). The Original Report is hereby amended and restated in its entirety to correct several typographical and clerical errors that appear in the Original Report.

Item 1.01    Entry into a Material Definitive Agreement.

Private Placement

On January 24, 2013, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited investors (the "Purchasers") providing for the issuance and sale of 29,450,000 shares (the “Shares”) of the Company’s common stock, par value $0.02 per share (the “Common Stock”), for an aggregate purchase price of approximately $8.8 million (the “Purchase Price”). The Company anticipates that the closing of the sale of the Shares will occur on or about January 25, 2013 (the “Closing”). The Company will use the proceeds from the sale of the Shares (i) to repay certain outstanding indebtedness and (ii) for general corporate, working capital and net capital purposes and associated and reasonable costs and fees relating to the transaction.

In connection with the Purchase Agreement, on January 24, 2013, the Company and the Purchasers entered into a Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file with the Securities and Exchange Commission (the “SEC”) as soon as practicable but in no event later than 45 days of the date of the Closing, a registration statement covering the resale of all Shares and (ii) have the registration statement be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but in no event later than the 90 days or if there is a review of the registration statement by the SEC, 120 days after the date of the Closing.   In the event that (1) a registration statement is not declared effective by the SEC on or prior to its required effectiveness date, (2) after the date the registration statement is declared effective by the SEC, (a) a registration statement ceases for any reason, to remain continuously effective or (b) the Purchasers are not permitted to utilize the prospectus included in the registration statement therein to resell the Shares, in each case, for more than an aggregate of 20 consecutive days or 45 days during any 12-month period, or (3) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) under the Securities Act, it shall pay to each Purchaser an amount in cash equal to 1% of the Purchase Price attributed to the such Purchaser's Shares on the date the failure occurs and every 30 days thereafter, until cured subject to a maximum amount of up to 10% of the aggregate Purchase Price of the Shares.

The description of the Purchase Agreement and the Registration Rights Agreement are summaries and are qualified in their entirety by reference to the copies of the Purchase Agreement attached as hereto as Exhibit 10.1 and the Registration Rights Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Recapitalization

As previously reported, the Company issued and sold to certain accredited investors (the "Series D Holders") units comprised of (i) shares of Series D preferred stock, par value $0.02 per share (the “Series D Preferred Stock”), convertible into shares of Common Stock, and (ii) warrants exercisable for shares of Common Stock.  On January 24, 2013, in connection with Purchase Agreement, the Company entered into a Conversion and Exchange Agreement (the "Series D Conversion and Exchange Agreement") with the Series D Holders pursuant to which, among other things, each Series D Holder will convert all of such Series D Holder's shares of Series D Preferred Stock into 6,000,000 shares of Common Stock in accordance with the terms and conditions of the Certificate of Designation, Preferences and Rights for the Series D Preferred Stock, dated September 29, 2010 (the "Series D Conversion").  The Company anticipates that the closing of the Series D Conversion will occur in conjunction with the Closing.  Following the Series D Conversion, no shares of Series D Preferred Stock will be deemed outstanding and all rights of the Series D Holders with respect to the Series D Preferred Stock will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

As previously reported, the Company issued and sold to an accredited investor (the "Series E Holder") convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes”).  The Notes are convertible into units of the Company consisting of (i) the Company’s Series E preferred stock, par value $0.01 per share (the “Series E Preferred Stock”), which are convertible into shares of Common Stock and (ii) a warrant exercisable for shares of Common Stock. In conjunction with the Purchase Agreement, on January 24, 2013, the Company entered into a Conversion and Exchange Agreement (the "Series E Conversion and Exchange Agreement") with the Series E Holder pursuant to which, among other things, (i) the Series E Holder will convert all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock in accordance with the terms and conditions of the Notes (the "Note Conversion"); and (ii) then the Series E Holder will convert all of its Series E Preferred Stock  into 10,000,000 shares of Common Stock in accordance with the terms and conditions of the Certificate of Designation, Preferences and Rights for the Series E Preferred Stock, dated March 30, 2012 (the "Series E Conversion").  The Company anticipates that the closing of the Note Conversion and the Series E Conversion will occur in conjunction with the Closing. Following the Note Conversion and the Series E Conversion, no Notes or shares of Series E Preferred Stock will be deemed outstanding and all rights of the Series E Holder with respect to the Notes and the Series E Preferred Stock issuable to the Series E Holder upon conversion of the Notes will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

As previously reported, the Company previously issued warrants (the "Warrants") representing the right to purchase shares of Common Stock to certain investors (the "Warrantholders"), including, with limitation, the holders (the "Series C Holders") (as described more fully in Items 5.03 and 8.02 of this Current Report on Form 8-K) of shares of Series C preferred stock, par value $0.02 per share (the "Series C Preferred Stock"), the Series D Holders and the Series E Holders.  In conjunction with the Purchase Agreement, on January 24, 2013, the Company entered into a Warrant Exchange Agreement (the "Warrant Exchange Agreement") with the Warrantholders pursuant to which, among other things, the Warrantholders will exchange certain of the Warrants for 12,951,196 shares of Common Stock (the "Warrant Exchange").  The Company anticipates that the closing of the Warrant Exchange will occur in conjunction with the Closing.  Following the Warrant Exchange, all of the rights of the Warrantholders with respect to the Warrants will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon exchange of the Warrants.  Following the Warrant Exchange there will be warrants to purchase 1,990,505 shares of Common Stock issued and outstanding, which include warrants held by certain holders of Series C Preferred Stock.

The descriptions of the Series D Conversion and Exchange Agreement, the Series E Conversion and Exchange Agreement and the Warrant Exchange Agreement are summaries and are qualified in their entirety by reference to the copies of the Series D Conversion and Exchange Agreement attached as hereto as Exhibit 10.3, the Series E Conversion and Exchange Agreement attached hereto as Exhibit 10.4, and the Warrant Exchange Agreement attached hereto as Exhibit 10.5, each of which is incorporated herein by reference.

Item 3.02    Unregistered Sale of Equity Securities.

The Shares will not be registered under the Securities Act and may not be offered or sold in the United States absent a registration statement or an applicable exemption from registration requirements. The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act. This Current Report in Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

 The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03    Material Modifications to Rights of Security Holders.

On January 24, 2013, the Company (the "Company") filed an Amended and Restated Certificate of Designation, Preference and Rights of the Series C Preferred Stock (the "Amended and Restated Series C Certificate of Designation") with the Secretary of State of the State of Delaware, which became effective upon the filing thereof with the Secretary of State. The Amended and Restated Certificate of Designation, describing the rights, privileges and preferences of the Series C Preferred Stock, is described more fully in Item 5.03 below of this Current Report on Form 8-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2013, the holders of a majority of the outstanding shares of Series C Preferred Stock approved the Amended and Restated Series C Certificate of Designation.  The Amended and Restated Series C Certificate of Designation provides, among other things, that in the event the Company shall have raised at least $5 million through the sale of Common Stock at a purchase price no less than $.30 per share in a private placement transaction by March 31, 2013, all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective conversion price of the Series C Preferred Stock.

On January 24, 2013, the Company filed the Amended and Restated Series C Certificate of Designation with the Secretary of State of the State of Delaware, which became effective upon the filing thereof with the Secretary of State.

The description of the Amended and Restated Series C Certificate of Designation is a summary and is qualified in its entirety by reference to the copy of the Amended and Restated Series C Certificate of Designation attached as hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 8.01    Other Events.

The holders of more than 50% of the outstanding shares Series C Preferred Stock have consented pursuant to Section 228 of the General Corporation Law of the State of Delaware to the mandatory conversion of all outstanding shares of Series C Preferred Stock into Common Stock, provided that the Company shall have raised at least $5 million through the sale of Common Stock at a purchase price no less than $.30 per share in a private placement transaction by March 31, 2013.  The Company anticipates that the mandatory conversion date will be January 25, 2013.   On the mandatory conversion date, the holders of Series C Preferred Stock will be entitled to receive an aggregate of 3,416,692 shares of Common Stock. Cash will be paid in lieu of fractional shares of Common Stock. From and after the mandatory conversion date, no shares of Series C Preferred Stock will be deemed to be outstanding and all of the rights of the Series C Holders with respect to the Series C Preferred Stock will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Series C Preferred Stock and cash in lieu of any fractional shares of Common Stock, as described above.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits:

3.1	Amended and Restated Certificate of Designation, Preference and Rights of the Series C Preferred Stock.

10.1	Securities Purchase Agreement, dated as of January 24, 2013, by and among the Company and the Purchasers.

10.2	Registration Rights Agreement, dated as of January 24, 2013, by and among the Company and the Purchasers.

10.3	Conversion and Exchange Agreement, dated as of January 24, 2013, by and among the Company and the Series D Holders.

10.4	Conversion and Exchange Agreement, dated as of January 24, 2013, by and between the Company and the Series E Holder.

10.5	Warrant Exchange Agreement, dated as of January 24, 2013, by and between the Company and the Warrantholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: January 31, 2013	By:	/s/ Mark Klein
Mark Klein
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation, Preference and Rights of the Series C Preferred Stock.

10.1	Securities Purchase Agreement, dated as of January 24, 2013, by and among the Company and the Purchasers.

10.2	Registration Rights Agreement, dated as of January 24, 2013, by and among the Company and the Purchasers.

10.3	Conversion and Exchange Agreement, dated as of January 24, 2013, by and among the Company and the Series D Holders.

10.4	Conversion and Exchange Agreement, dated as of January 24, 2013, by and between the Company and the Series E Holder.

10.5	Warrant Exchange Agreement, dated as of January 24, 2013, by and between the Company and the Warrantholders.